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                                  EXHIBIT 4.1
       VITESSE INTERNATIONAL, INC. 1999 INTERNATIONAL STOCK OPTION PLAN


1. Purposes of Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and Parent and its Subsidiaries and to promote the success of the Company's and its Parent's business.

2.   Definitions.  As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

     (c)  "Board" means the Board of Directors of the Company.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a Committee, if any, appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

     (f)  "Common Stock" means the Common Stock of the Parent.

     (g)  "Company" means Vitesse International, Inc., a Barbados corporation.

     (h) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services to such entity.

     (i) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Administrator or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, or its successor.

     (j)  "Director" shall mean a member of the Board.

     (k)  "Disability" means total and permanent disability, as defined in
Section 22(c)(3) of the Code.

     (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a Director, nor the payment of Directors' fees by the Company shall be sufficient to constitute "employment" by the Company.

     (m) "Fair Market Value" means, as of any date the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if listed on more than one exchange, the exchange with the greatest volume of trading in Common Stock) or system on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

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          (ii)   If the Common Stock is quoted on the NASDAQ System (but
not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (n) "Option" means a stock option covering Common Stock granted pursuant to the Plan.

     (o) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (p)  "Optioned Stock" means the Common Stock subject to an Option.

     (q)  "Optionee" means an Employee or Consultant who holds an Option.

     (r)  "Parent" means Vitesse Semiconductor Corporation.

     (s)  "Plan" means this 1999 International Stock Option Plan.

     (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

     (u) "Subsidiary" corporation shall have the meaning defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 9 of the Plan, the total number of Shares reserved and available for purchase upon exercise of Options under the Plan shall be 750,000 shares of Common Stock, par value $0.01 per share. The Shares may be authorized, but unissued, or reacquired stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options under the Plan. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

4.   Administration of the Plan.

     (a) Procedure. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

          (i) to determine the fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

          (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

          (iii) to determine whether and to what extent Options are granted hereunder;
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          (iv)   to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

          (v)    to approve forms of agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to the exercise price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion;

          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

          (viii) to interpret the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) with the consent of the holder thereof, to modify or amend each Option; and

          (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.   Eligibility.

     (a) Persons Eligible. Options may be granted only to Employees and Consultants.

     (b) No Employment Agreement. Neither the Plan nor any Option agreement shall confer upon any Optionee any right with respect to continuation of employment by or service as a Consultant to the Company or any Parent or Subsidiary, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.   Options.

     (a) Grants. Each Option shall be evidenced by a written Option Agreement in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue Options in exchange for the surrender and cancellation of any or all outstanding Options. Option Agreements shall contain the following terms and conditions:

          (i) Exercise Price; Number of Shares. The per Share exercise price for the Shares issuable upon exercise of an Option shall be determined by the Administrator. The Option agreement shall specify the number of Shares to which it pertains.
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          (ii)   Waiting Period; Exercisability; Term. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased or the conditions which must be satisfied prior to the purchase. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be less than the waiting period, if any, nor more than ten (10) years from the date of grant.

          (iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check,
(3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(6) any combination of the foregoing methods of payment, or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

          (iv) Other Provisions. Each Option granted under the Plan may contain such other provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

     (b)  Method of Exercise.

          (i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

          (ii) No Fractional Shares. An Option may not be exercised for a fraction of a Share.

          (iii) Procedure for Exercise; Rights as a Stockholder. An Option shall be deemed to be exercised when the Company receives: (1) written notice of such exercise in accordance with the terms of the Option from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan, as authorized by the Administrator and permitted by the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

          (iv) Effect of Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (c)  Effect of Termination of Employee or Consultant Status.

          (i) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option, but only within such period of time not to exceed six months as is determined by the Administrator and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall be returned to the Plan as of the termination date. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and all remaining Shares covered by such Option shall be returned to the Plan at the end of such period.
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          (ii)   Disability of Optionee. In the event an Optionee's Continuous
Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within six months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination due to Disability, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall be returned to the Plan as of the date of Disability. If, after such termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and all remaining Shares covered by such Option shall be returned to the Plan at the end of such period.

          (iii) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within six months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall be returned to the Plan as of the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall be returned to the Plan at the end of such period.

     (d) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only be the Optionee.

9.   Adjustments Upon Changes in Capitalization or Merger.

     (a) Stock Splits and Similar Events. Subject to any required action by the stockholders of the Company or Parent, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Parent; provided, however, that conversion of any convertible securities of the Parent shall not be deemed for this purpose to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Parent, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     (c) Sale of Assets or Merger. In the event of a merger of the Parent with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the assumed option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares) provided, however, that if such consideration, received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
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     (d)  No Other Adjustments. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

10. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

11.  Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

     (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee with respect to Options already granted unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing signed by the Optionee and the Company.

12.  Conditions Upon Issuance of Shares.

     (a) Compliance with Laws. Shares shall not be issued upon exercise of an Option unless such exercise and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws.

     (b) Investment Intent. As a condition to the exercise of an option or the issuance of Shares upon exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     (c) No Company Liability. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

13. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.